Exhibit 4.1.3
AMENDMENT 2
TO
AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT
     AMENDMENT 2 TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (the “Amendment”), dated as of September 20, 2005, by and among Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the “Company”), Kelso Investment Associates V, L.P., a Delaware limited partnership (together with Kelso Equity Partners V, L.P., a Delaware limited partnership, “Kelso”), Endo Pharma LLC, a Delaware limited liability company (“Endo LLC”) and the stockholders of the Company set forth on Exhibit A hereto (each, an “Amending Stockholder,” and collectively the “Amending Stockholders”).
     WHEREAS, the Company, Kelso, Endo LLC and the Amending Stockholders are parties to that certain Amended and Restated Stockholders Agreement, dated as of July 14, 2000, as amended on July 7, 2003 and June 28, 2004 (the “Management Stockholders Agreement”);
     WHEREAS, the Company, Kelso, Endo LLC and the Amending Stockholders desire to amend the Management Stockholders Agreement pursuant to Section 9.5 thereof, to eliminate certain rights granted thereunder in connection with Endo LLC’s sales of the Company’s common stock;
     WHEREAS, the Company, Kelso, Endo LLC and certain employees and former employees of the Company are parties to that certain Amended and Restated Employee Stockholders Agreement, dated as of July 14, 2000, as amended on June 5, 2003 and June 28, 2004 (the “Employee Stockholders Agreement”), and whereas the parties thereto simultaneous herewith desire to amend the Employee Stockholders Agreement by entering into Amendment 2 to the Employee Stockholders Agreement;
     WHEREAS, the Amending Stockholders beneficially own, in the aggregate, a majority of the shares of the Company’s common stock owned by all “Management Stockholders,” as such term is defined in the Management Stockholders Agreement, as of the date hereof; and
     WHEREAS, all capitalized terms used in this Amendment, and not otherwise defined herein, shall have the meanings assigned to them in the Management Stockholders Agreement.
     NOW, THEREFORE, in consideration of the mutual promises and obligations set forth in this Amendment, the parties hereto agree that the Management Stockholders Agreement is hereby amended as follows:

(i) Section 6.5 shall be deleted in its entirety and the following shall be inserted in its place:
“Section 6.5 Shelf Registration. Notwithstanding anything to the contrary contained in this Agreement, if the Company registers shares of Common Stock on behalf of Endo LLC pursuant to a shelf registration statement (a “Shelf Registration Statement”) under Rule 415 of the Act (other than a registration pursuant to the Endo LLC Registration Rights Agreement) and such Shelf Registration Statement provides for, among other things, sales by Endo LLC through one or more (including any combination thereof) (i) block trades, (ii) underwritten offerings, (iii) derivative transactions with third parties, or (iv) other types of hedging transactions (each, a “Take-down Transaction”), then Endo LLC agrees that at least 15% of the aggregate number of shares of Common Stock to be sold in any Take-down Transaction will be available for sale by Management Stockholders in accordance with the rights, procedures and limitations set forth in Schedule 1 attached hereto. If the Company registers shares of Common Stock on behalf of Endo LLC pursuant to a Shelf Registration Statement, neither the filing nor the effectiveness of such Shelf Registration Statement shall be a demand registration referred to in the first sentence of Section 6.1 hereof and the rights and procedures outlined in Section 6.1 hereof shall not be triggered by the filing or effectiveness of such Shelf Registration Statement. Each time a Take-down Transaction occurs under a Shelf Registration Statement, the consummation of each Take-down Transaction shall not be a demand registration referred to in the first sentence of Section 6.1 hereof and the rights and procedures outlined in Section 6.1 hereof shall not be triggered by the consummation of such transaction; provided, that:
               (a) Each time a Take-down Transaction occurs under a Shelf Registration Statement, the rights, limitations and procedures outlined in this Section 6.5 and Schedule 1 attached hereto shall apply to all Take-down Transactions consummated under a Shelf Registration Statement and the rights and procedures outlined in Section 6.1 shall not apply to such Take-down Transaction.
               (b) Each time shares of Common Stock are included and actually sold in such Take-down Transaction, the transfer restrictions contained in Section 1.1 hereof shall no longer apply to such shares of Common Stock; provided, however, that notwithstanding the foregoing, if the sale of such shares of Common Stock in a Take-down Transaction would result in a “matching opposite-way” transaction under Section 16 of the Securities Exchange Act of 1934, as amended from time to time, such shares of Common Stock may not be included in such Take-down Transaction and the restrictions contained in Section 1.1 hereof shall continue to apply.
               (c) In the event the Company increases the number of shares of Common Stock to be included on a Shelf Registration Statement in accordance with Section 462(b) of the Securities Act, at least 15% of the aggregate number of additional shares of Common Stock to be sold in any Take-down Transaction will be available for sale by Management Stockholders in accordance with the rights, procedures and limitations set forth in Schedule 1 attached hereto.
(ii) Schedule 1 to the Stockholders Agreement is hereby deleted in its entirety and a new Schedule 1 shall be inserted in its place:
Schedule 1: Take-down Transactions
I. Defined Terms.
     “Beneficial Ownership” shall mean, with respect to particular securities by any Management Stockholders, the ownership of such securities by such person directly or indirectly, or the right to such ownership upon the conversion of Vested Options owned by such member. Correlative meanings shall also be ascribed to the terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner.”
     “Take-down Amount” shall mean the aggregate number of shares of Common Stock to be sold in a Take-down Transaction.
     “Management Stockholders Allocated Amount” shall mean such number of shares of Common Stock equal to the product of the Take-down Amount and the Management Stockholders Allocation Percentage.
     “Management Stockholders Allocated Percentage” shall mean at least 15% of the Take-down Amount, as may be increased by the Company with the agreement of Endo LLC.
     “Notice of Election” shall mean a notice delivered by the Company to each Management Stockholder, which shall, among other things, outline the rights and procedures described in this Schedule 1 and shall afford each Management Stockholder an opportunity, by filling out an attached notice of election, to be a Participating Member in any Take-down Transaction consummated under a Shelf Registration Statement.
     “Individual Management Allocated Amount,” for any Participating Member of the Management Stockholders, shall mean such number of shares of Common Stock equivalent to the product of such Participating Member’s Individual Management Allocated Percentage and the Management Stockholders Allocated Amount.
     “Individual Management Allocated Percentage,” for any Participating Member of the Management Stockholders, shall be equivalent to a fraction, the numerator of which is the number of shares of Common Stock Beneficially Owned by such Participating Member of the Management Stockholders and the denominator of which is the aggregate number of shares of Common Stock Beneficially Owned by all members of the Management Stockholders who elect to be Participating Members.

     “Individual Take-down Percentage,” for any Participating Member of the Management Stockholders, shall be equivalent to a fraction, the numerator of which is the number of shares of Common Stock Beneficially Owned by such Management Stockholder and the denominator of which is the aggregate number of shares of Common Stock Beneficially Owned by all Management Stockholders who elect to be Participating Members.
     “Option Plans” shall mean, collectively, the Endo 1997 Employee Stock Option Plan, the Endo Pharma Amended and Restated 1997 Employee Stock Option Plan, the Endo Pharma Amended and Restated 1997 Executive Stock Option Plan, the Endo Pharma 2000 Supplemental Employee Stock Option Plan and the Endo Pharma 2000 Supplemental Executive Stock Option Plan.
     “Vested Options,” for any Participating Member, shall mean vested options granted to such Participating Member pursuant to the Option Plans and which vested options have been held by such Participating Member for at least six months prior to the consummation of any Take-down Transaction.
     “Participating Member” shall mean a Management Stockholder that elects to participate in Take-down Transactions consummated under the Shelf Registration Statement, such election to be evidenced by affirmatively responding to, and delivering to the Company, the Notice of Election.
II. Rights and Procedures
     Management Stockholders shall have the opportunity to participate in Take-down Transactions consummated under a Shelf Registration Statement. In any Take-down Transaction, the Management Stockholders will be allocated the Management Stockholders Allocated Amount. If, after the calculation of the amount of shares of Common Stock that are to be sold by Participating Members of the Management Stockholders in any Take-down Transaction, there are additional shares that were allocated to the Management Stockholders and could not be sold by the Participating Members of the Management Stockholders, such amount will revert to Endo LLC for sale.
     Prior to consummating the initial Take-down Transaction under a Shelf Registration Statement, the Company shall deliver a Notice of Election to each member of the Management Stockholder. Each Management Stockholder shall have 5 business days from the date of such Notice of Election to respond affirmatively and deliver to the Company a completed Notice of Election (and thereby become a Participating Member); provided, that, if the Company receives an affirmative Notice of Election after the specified deadline, the Company, in its sole discretion, may decide to include such Management Stockholder in all future Take-down Transactions. Such affirmative response shall not be revocable at any time for any reason. The Notice of Election will provide each Management Stockholder an opportunity to elect to either become a Participating Member or choose to not participate in Take-down Transactions consummated under the Shelf Registration Statement.

     Notwithstanding anything to the contrary, contained herein, if the Take-down Transaction is an underwritten offering, and the managing underwriter(s) (or, in the case of a Take-down Transaction which is not an underwritten offering, a nationally recognized investment banking firm) advises the Company, in writing that, in such firm’s opinion, the Take-down Transaction would be materially and adversely affected by the inclusion therein of any of the Common Stock, the Company shall include in such Take-down Transaction:
          (1) First, all of the shares of Common Stock allocated to Endo LLC; and
          (2) Second, up to the full Management Stockholders Allocated Amount, which, in the written, good faith opinion of the managing underwriter(s) (or, in the case of a Take-down Transaction which is not an underwritten offering, a nationally recognized investment banking firm), can be sold without so materially and adversely affecting such Take-down Transaction (and, if less than the full Management Stockholders Allocated Amount, allocated pro rata among the Participating Members of the Management Stockholders based on the total number of shares of Common Stock Beneficially Owned by each Participating Member of the Management Stockholders); provided, however that with respect to the Transaction Group, if the managing underwriter(s) in connection with an underwritten offering (or, in the case of a Take-down Transaction which is not an underwritten offering, a nationally recognized investment banking firm) determines that such Take-down Transaction would be materially and adversely affected by the inclusion of Common Stock owned by any member or members of the Management Stockholders for any reason, such managing underwriter(s) (or, in the case of a Take-down Transaction which is not an underwritten offering, a nationally recognized investment banking firm) may with the agreement of the Company exclude all or part of the Common Stock Beneficially Owned by any Participating Member(s) of the Management Stockholders (the “Management Cut-Back Amount”). The Management Cut-Back Amount will be allocated pro rata to the remaining Participating Members of the Management Stockholders that have not been so excluded from such Take-down Transaction based on such Participating Member’s Individual Management Allocation Percentage; provided, that, Endo LLC may agree in a writing to a different re-allocation of the Management Cut-Back Amount (including, but not limited to, re-allocating the Management Cut-Back Amount to Endo LLC for sale in such Take-down Transaction).
     (B) No registration of Common Stock effected under this Schedule 1 shall relieve the Company of its obligation to effect a registration of shares of Common Stock pursuant to the Endo LLC Registration Rights Agreement.
     (C) Promptly following its acceptance of the offer in the Notice of Election, each Participating Member shall deliver to Endo LLC the certificate or certificates representing the shares of Common Stock to be Transferred pursuant to such offer by such Participating Member, together with a limited power-of-attorney and other customary custodial agreements authorizing Endo LLC to sell or otherwise dispose of such shares of Common Stock pursuant to a Take-down Transaction consummated under a Shelf Registration Statement.
     (D) Promptly (but in no event later than 10 days) after the consummation of any Take-down Transaction, Endo LLC shall, directly or indirectly (through an underwriter or nationally recognized investment banking firm) remit to each Management Stockholder that elected to be a Participating Member the total consideration (subject to the fees and expenses set forth in Section 6.2, assuming such Section applies to each Take-down Transaction) in respect of the shares of Common Stock of such Participating Member which were transferred in such Take-down Transaction and shall set forth the number of shares of Common Stock or Vested Options held by such Participating Member which were included in such Take-down Transaction and Endo LLC shall furnish such other evidence of the completion and time of completion of such Take-down Transaction and the terms thereof as may be reasonably requested by such Participating Member.
     (E) In the event the Company by post-effective amendment increases the number of shares of Common Stock to be included on a Shelf Registration Statement in accordance with Section 462(b) of the Securities Act, the Management Stockholders will be allocated the Management Stockholders Allocated Amount of any such additional shares.
2. NATURE OF AMENDMENT. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Employee Stockholders Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Employee Stockholders Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Management Stockholders Agreement specifically referred to in this Amendment. All future references to the Management Stockholders Agreement or any document that references or incorporates the Management Stockholders Agreement shall be deemed to refer to the Management Stockholders Agreement as amended by this Amendment. This Amendment will become effective (i) upon execution of this Amendment by Management Stockholders owning a majority of the outstanding Common Stock then owned by all Management Stockholders, and (ii) upon effectiveness of Amendment 2 to the Employee Stockholders Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first written above.

ENDO PHARMACEUTICALS HOLDINGS INC.
By:	/s/ Jeffrey R. Black
Name: Jeffrey R. Black
Title: Chief Financial Officer

KELSO INVESTMENT ASSOCIATES V, L.P. By: Kelso Partners V, L.P., General Partner
By:	/s/ David I. Wahrhaftig

ENDO PHARMA LLC
By:	/s/ Jeffrey R. Black
Name: Jeffrey R. Black
Title: Chief Financial Officer

AMENDING STOCKHOLDER
By:	/s/ [Amending Stockholder]
Name: [Amending Stockholder]

Exhibit A
Amending Stockholders
Carol A. Ammon
Jeffrey R. Black
Mariann T. MacDonald
David A.H. Lee
Caroline B. Manogue
Peter A. Lankau